Greektown Superholdings, Inc. 10-Q

Exhibit 10.22

SECOND AMENDMENT TO
CREDIT AGREEMENT AND CONSENT

THIS SECOND AMENDMENT (“Amendment”) dated as of July 8, 2011, by and between Greektown Superholdings, Inc., a Delaware corporation (“Company”) and Comerica Bank (“Bank”).

RECITALS:

A.           Company and Bank entered into a Credit Agreement dated as of June 30, 2010, as amended by a First Amendment to Credit Agreement dated July 6, 2011 (“Agreement”).

B.           Company and Bank desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1.           Section 8.4 of the Agreement is amended to read as follows:

“8.4           Limitations on Acquisitions.  Purchase or otherwise acquire or become obligated for the purchase of all or substantially all or any material portion of the assets or business interests or a division or other business unit of any Person, or any Capital Stock of any Person or in any other manner effectuate or attempt to effectuate an expansion of present business by such an acquisition, except for acquisitions (i) made while no Event of Default shall have occurred and be continuing, and (ii) in which the total consideration (including indebtedness assumed and the value of any Capital Stock of the Borrower or any Subsidiary issued as consideration thereof), plus the total consideration paid or assumed in all other acquisitions during the same fiscal year, does not exceed $10,000,000 in any fiscal year.”

2.           Section 8.2 of the Agreement prohibits certain dispositions of assets. Company has informed the Bank that it intends to enter into a property exchange agreement with Wayne County, Michigan under which (i) Company shall transfer the property described in attached Exhibit “A” to Wayne County and as gross consideration shall receive approximately $14,000,000, and (ii) Wayne County shall transfer the property described in attached Exhibit “B” (“Sheriff’s Parcel”) and as gross consideration shall receive approximately $2,196,079. The exchange agreement is attached as Exhibit “C”. The transactions described in the Exchange Agreement are collectively referred to as the “Exchange Transaction”. Bank consents to Exchange Transaction and acknowledges receipt of a Reinvestment Certificate from the Company with respect to such net proceeds. This consent is conditioned upon the granting by the Company to the Bank of a first priority Lien on the Sheriff’s Parcel.

3.           Company hereby represent and warrant that, after giving effect to the amendment contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company’s corporate powers, have been duly authorized, are not in contravention of law or the terms of Company’s Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Sections 6.1 through 6.6 and 6.8 through 6.18 of the Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as made on and as of the date hereof, except where such representations and warranties refer to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date; (c) the continuing representations and warranties of Company set forth in Section 6.7 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 7.1 of the Agreement; and (d) no Event of Default (as defined in the Agreement) or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, as hereby amended, has occurred and is continuing as of the date hereof.

4.           Except as expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and in full force and effect.

5.           This Amendment shall be effective upon execution of this Agreement by Company and the Bank and execution and delivery by Company and the Guarantors of the documents listed on the Closing Agenda dated July ___, 2011.

IN WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK		GREEKTOWN SUPERHOLDINGS, INC.

By:	/s/ Robert Tull	By:	/s/ Michael Puggi
	Robert Tull		Michael Puggi

Its: Assistant Vice President		Its: Chief Executive Officer